Nanophase Technologies Corporation 10-Q

 Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of November 13, 2019 by and between BRADFORD T. WHITMORE, an individual (“Whitmore” or “Purchaser”) and NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company, and its subsidiary, SOLÉSENCE, LLC, a Delaware limited liability company (“SLLC”), have a need for working capital;

WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser now wishes to purchase from the Company, a 2% Second Secured Convertible Notes due 2024, in the form attached hereto as Exhibit A (the “Convertible Note”) convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Company, the Purchaser and SLLC desire to enter into a Commercial Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”) to secure the obligations of the Company under the Convertible Note by a perfected junior lien on all of the assets of the Company and SLLC; and

WHEREAS, pursuant to Common Stock Purchase Agreement, dated as May 13, 2019 between the Company and Purchaser (as amended from time to time, the “CSPA”), the Company agreed, under certain circumstances, to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), certain of its Common Stock then being acquired by Purchaser and the parties hereto desire to amend the CSPA to include the Conversion Shares in said registrations.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Purchase and Sale of Convertible Note

Section 1.1

Issuance of Convertible Note. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Convertible Note in the principal amount of $2,000,000.00.

Section 1.2

Purchase Price. The purchase price for the Convertible Notes to be paid by Purchaser (the “Purchase Price”) shall be its face value.

Section 1.3

Loan Documents. On the Closing Date, (a) the Purchaser, the Company and SLLC shall execute the Security Agreement to secure the Company’s obligations under the Convertible Note by a junior priority lien on the assets of the Company and SLLC, subordinate only to the Permitted Liens (defined below), (b) the UCC-1 Financing Statements and the Patent and Trademark Financing Statements shall be executed and filed as applicable. Collectively, the Purchase Agreement and the Convertible Note shall be referred to as the “Transaction Documents”, and the Security Agreement, the UCC-1 Financing Statements and the Patent and Trademark Financing Statements, all as amended (as applicable), shall be referred to as the “Loan Documents”.

Section 1.4

The Closing and Amendment.

(a)

Timing. Subject to the fulfillment or waiver of the conditions set forth in Article IV hereof, the purchase and sale of the Convertible Notes shall take place at a closing (the “Closing”), to be held on or about November 20, 2019 (the “Closing Date”).

(b)

Form of Payment and Closing. On the Closing Date, the Company shall deliver to the Purchaser the Convertible Note purchased and paid for by it hereunder, issued in the name of the Purchaser. Subject to the applicable conditions set forth in Section 4.2 below, on the Closing Date, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing, as specified in Article IV below. Subject to the payments of the Purchase Price in accordance with this Agreement, the Convertible Note will be fully paid for by the Purchaser as of the Closing Date.

(c)

Amendment. Prior to December 31, 2019, the Company shall (i) obtain board and shareholder approval for an amendment to its Certificate of Incorporation (the “Certificate Amendment”) pursuant to which the Company’s authorized shares of Common Stock are increased by an amount sufficient to satisfy the conversion rights under the Convertible Note purchased hereunder, and (ii) duly execute and file the Certificate Amendment with the Delaware Secretary of State and any other governmental offices as may be necessary to carry out its intent. The Company’s failure of comply with (i) and (ii) above shall result in the Convertible Note being immediately due and payable as set forth therein.

Article II

Representations and Warranties

Section 2.1

Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Purchaser as of the date hereof:

(a)

Organization and Qualification; Material Adverse Effect. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than SLLC. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents or Loan Documents in any material respect, (y) have a material adverse effect on the results of operations, assets, or financial condition of the Company or (z) adversely impair in any material respect the Company’s ability to perform fully on a timely basis its obligations under the Transaction Documents and the Loan Documents (a “Material Adverse Effect”).

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(b)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents, and otherwise to carry out its obligations thereunder. The execution and delivery of amendments to each of the Loan Documents by the Company (and SLLC, if applicable) and the consummation by it of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Company. Each of the Transaction Documents and Loan Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)

Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

(d)

Issuance of Shares. Provided that the Company complies with Section 1.4(c) hereof, thereafter upon issuance in accordance with this Agreement and the terms of the Convertible Note, the Conversion Shares into which the Convertible Note is convertible will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes (other than transfer taxes where the Convertible Note has been transferred and other than any taxes due because of actions by a Purchaser), liens and charges with respect to the issue thereof and the holders of such Conversion Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.

(e)

No Conflicts. The execution, delivery and performance of the Transaction Documents and the Loan Documents by the Company and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

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(f)

Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the Loan Documents other than: (i) the filing of the UCC-1 Financing Statements and Patent and Trademark Financing Statements if any are required by the Purchaser; and (ii) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the transactions contemplated by this Agreement free and clear of all liens and encumbrances of any nature whatsoever or would not otherwise have a Material Adverse Effect (the approvals referred to in clause (i) are hereinafter referred to as the “Required Approvals”). The Company has no reason to believe that it will be unable to obtain the Required Approvals.

(g)

Private Offering. Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Purchaser set forth herein, the offer and sale of the Convertible Note is exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Convertible Note to the registration requirements of Section 5 of the Securities Act.

(h)

SEC Documents. The Company has filed all reports or other filings required to be filed by it under Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Documents”), on a timely basis, or a notification of late filing was timely filed with respect thereto and such filing was subsequently made during the resulting extended filing period undertaken in such notice. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company’s last filed Annual Report on Form 10-K, there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the SEC Documents, other than any such event, occurrence or development which has been disclosed to Purchaser.

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(i)

Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchaser relating to the Transaction Documents or the transactions contemplated thereby.

(j)

Compliance with Obligations to the Purchaser. The Company is in compliance with all of its obligations to the Purchaser, including without limitation, pursuant to prior agreements.

Section 2.2

Representations and Warranties of the Purchaser. Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)

Authority. The Purchaser is an individual with the requisite legal power and authority to enter into and to consummate the transactions contemplated hereby, by the Security Agreement and by the Convertible Note and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of its Convertible Note under this Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(b)

Investment Intent. Purchaser is acquiring its Convertible Note for its own account and without a present intention to distribute or resell it in violation of applicable securities laws. Purchaser will offer, sell, transfer, assign, pledge or hypothecate any portion of the Convertible Notes in the absence of a registration under, or pursuant to an applicable exemption from, federal and applicable state securities laws.

(c)

Experience. Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in its Convertible Note and has so evaluated the merits and risks of such investment.

(d)

Ability of Purchaser to Bear Risk of Investment; Accredited Investor. Purchaser is able to bear the economic risk of an investment in its Convertible Note at the present time, is able to afford a complete loss of such investment. Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(e)

Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Convertible Note and the merits and risks of investing in the Convertible Note; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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(f)

Accredited Investor Status; Sophisticated Purchaser. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act and is able to bear the risk of its investment in the Convertible Notes and Conversion Shares. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Convertible Note and Conversion Shares.

(g)

Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Convertible Note and Conversion Shares which have been requested by the Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2.1 above. The Purchaser understands that its purchase of the Convertible Note and Conversion Shares involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Note and Conversion Shares.

(h)

No Public Trading. Purchaser understands that there is currently no public trading market for the Convertible Note, that none is expected to develop, and that the Convertible Note must be held indefinitely unless and until such Convertible Note is converted into shares that are registered for public resale under the 1933 Act or other applicable laws (or an exemption from registration is available).

(i)

Brokers. Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

(j)

Reliance by the Company. Purchaser understands that the Convertible Note is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Convertible Note and the Conversion Shares issuable upon conversion or exercise thereof.

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Article III

Covenants

Section 3.1

Affirmative Covenants. The Company covenants that from the date hereof and for so long as any portion of the principal amount of the Convertible Note or other obligation under the Transaction Documents and Loan Documents shall remain outstanding, it will observe or perform each of the following unless such observance or performance is expressly waived by the Purchaser in writing:

(a)

Corporate Existence. It will maintain its corporate existence in good standing and remain qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary.

(b)

Continuation of Business. Except as set forth on Schedule 3.1(b), it will continue to conduct its business, in all material aspects, as conducted on the day hereof in compliance in all material respects with all applicable rules and regulations of applicable governmental authorities.

Section 3.2

Dividends; Stock Repurchases. So long as any principal amount of the Convertible Note remains outstanding, the Company will not declare any dividends on any shares of any class of its capital stock (other than dividends consisting solely of Common Stock or rights to purchase Common Stock of the Company), or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of its capital stock.

Section 3.3

Incurrence of Debt; Liens; Transfer of Assets to Subsidiaries. For so long as any principal amount of the Convertible Note remains outstanding, neither the Company nor any subsidiary of the Company shall:

(a)

Directly or indirectly create, incur, assume or permit to exist any lien, pledge, charge or encumbrance on or with respect to any of its property or assets (including any document or instrument in respect of goods or accounts receivable) whether now owned or held or hereafter acquired, or any income or profits therefrom, senior or of equal priority to the liens in favor of Purchaser, except for Permitted Liens.

(b)

Directly or indirectly transfer any of its assets to any subsidiary of the Company.

As used herein, “Permitted Liens” means (i) liens granted under the Security Agreement or to any affiliate of Purchaser; (ii) pledges or deposits made to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs or to secure the performance of letters of credits, bids, tenders, public or statutory obligations, surety, performance bonds and other similar obligations; and (iii) the liens and encumbrances disclosed on Schedule A of the Security Agreement.

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Article IV

Conditions to Closing

Section 4.1

Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Convertible Note at the Closing is subject to the satisfaction of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)

Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b)

Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing Date including payment of the Purchase Price to the Company as provided herein.

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Section 4.2

Conditions Precedent to the Obligation of the Purchaser to Purchase. The obligation hereunder of Purchaser to acquire and pay for the Convertible Note at the Closing is subject to the satisfaction of each of the applicable conditions set forth below. These conditions are for such Purchaser’s benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)

Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b)

Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of the Convertible Note to the Purchaser on the Closing Date, as applicable.

(c)

No Material Adverse Change, Injunction or Litigation. There shall have been no Material Adverse Change in the financial or business condition of the Company or its Subsidiaries, other than any event, occurrence or development which has been disclosed to Purchaser. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)

Security Agreement. At the Closing Date, the Company and the SLLC and the Purchaser shall have executed and delivered the Security Agreement.

(e)

Financing Statements. The Company and the applicable Subsidiaries shall have executed and delivered Patent and Trademark Financing Statements pertaining to the Security Agreement, as Purchaser may require.

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(f)

Officer’s Certificates. On the Closing Date, the Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser’s counsel, executed by a senior officer of the Company, certifying as to satisfaction of the Closing Date conditions, the incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

Article V

Legend and Stock; Amendment to CSPA Regarding Registration Rights

Section 5.1

Stock Legends. Each Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of the following legend on its Convertible Notes and Conversion Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Conversion Shares shall not contain the legend set forth above if the issuance thereof occurs at any time while a registration statement (“Registration Statement”) filed pursuant to the CSPA is effective under the Securities Act or in the event that the Conversion Shares may be sold pursuant to Rule 144(k) under the Securities Act. The Company agrees that it will provide Purchaser, upon request, with a certificate or certificates representing Conversion Shares free from such legend at such time as such legend is no longer required hereunder. Purchaser agrees that, in connection with any transfer of Conversion Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with the prospectus delivery requirements of the Securities Act provided copies of a current prospectus relating to such effective registration statement are or have been supplied to Purchaser.

Section 5.2

Amendment of CSPA. The CSPA is hereby amended by amending and restating, in its entirety, the last sentence of Section 5.1(a) to read as follows:

For purposes of this Agreement, the term “Registrable Securities” means (i) the Shares, (iii) any Common Stock of the Company issued to the holder upon the conversion of the Company’s 2% Second Secured Convertible Note Due May 15, 2024 (“Conversion Shares”), and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares or Conversion Shares.”

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Article VI

Governing Law; Miscellaneous

Section 6.1

Fees and Expenses. The Company shall pay, concurrently with the execution and delivery of this Agreement, the reasonable fees and expenses of legal counsel for the Purchaser incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents and Loan Documents incurred to date and, thereafter, upon request of Purchaser, the Company, shall pay any additional fees and expenses incurred by the Purchaser and incident to the filing, negotiation, preparation, performance or amendment of the Transaction Documents and Loan Documents.

Section 6.2

Entire Agreement. This Agreement, together with the Convertible Note, the Security Agreement, the applicable provisions of the CSPA, and the other Transaction Documents and Loan Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 6.3

Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) when sent by facsimile, upon receipt if received on a business day prior to 5:00 p.m. (Central Time), or the first business day following such receipt if received on a business day after 5:00 p.m. (Central Time); or (iii) upon receipt, when deposited with a nationally recognized overnight express courier service, fully prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Purchaser, at

1603 Orrington Avenue, Suite 900

Evanston, IL 60201

Attn: Bradford T. Whitmore

Tel: 847-733-1230 Fax: 847-733-0339

If to Company, at:

1319 Marquette Drive

Romeoville, IL 60446

Attn: Jess Jankowski

Tel: 630-771-6702 Fax: 630-771-0825

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such person.

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Article VII

Section 7.1

Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and by Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.2

Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.3

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder (other than an assignment from Purchaser to an affiliate of such Purchaser) without the prior written consent of the other. Any transfer made in violation of this provision shall be null and void. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 7.4

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.5

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principles of conflicts of law thereof.

Section 7.6

Survival. The agreements, representations and warranties and covenants contained in this Agreement shall survive the delivery of the Convertible Notes pursuant to this Agreement.

Section 7.7

Counterpart and Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

Section 7.8

Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

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Section 7.9

Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 7.10

Payment of Expenses. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by Purchaser in successfully enforcing any Transaction Document or Loan Document.

Section 7.11

Indemnification. The Company hereby agrees to indemnify, defend and hold harmless Purchaser and its respective partners, shareholders, officers, affiliates, employees or agents (“Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and costs, including reasonable legal fees (collectively “Losses”) (i) incurred as a result of the breach by the Company or any subsidiary of any representation, covenant or other provision in any Transaction Document or Loan Document; (ii) incurred as a result of entering into this Agreement; (iii) incurred in enforcing this Section 7.11 or (iv) incurred involving a third-party claim and arising out of the acquisition, holding and/or enforcement by Purchaser of any of the Transaction Documents or Loan Documents.

* * * * *

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NANOPHASE TECHNOLOGIES CORPORATION

By:
Name:
Title:

BRADFORD T. WHITMORE

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SCHEDULE 2.1(c)
Capitalization

The authorized number of shares of common stock, par value $0.01 per share, of the Company is 42,000,000 shares, of which 38,136,792 shares are outstanding and _______________ shares have been reserved for issuance pursuant to unexercised outstanding options.

After the adoption and filing of the Certificate Amendment, the authorized number of shares of common stock, par value $0.01 per share, of the Company will be 55,000,000 shares.

The authorized number of shares of preferred stock of the Company is 24,088, none of which are outstanding.

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SCHEDULE 3.1(b)
Changes in Business

[Company to provide]

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EXHIBIT A

FORM OF CONVERTIBLE NOTE

[See attached.]

EXHIBIT B

FORM OF SECURITY AGREEMENT

[See attached.]